IMMEDIATE RELEASE                                         MARCH 7, 2006
                             CONTACTS:
                             BRENT LARSON                   TIM RYAN,
                             VICE PRESIDENT CFO             THE TROUT GROUP
                             614 793 7500                   212 477 9007
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                NEOPROBE RELEASES TEXT OF LETTER TO STOCKHOLDERS



DUBLIN, OHIO - March 7, 2006 -- Neoprobe Corporation (OTCBB: NEOP), a diversified developer of innovative oncology diagnostic and treatment products and cardiovascular surgical and diagnostic products today released the text of its annual Letter to Stockholders from Neoprobe Chairman Dr. Julius R. Krevans and President and CEO David C. Bupp.

The letter highlights Neoprobe's business and financial activities in 2005 and early 2006 and outlines planned business initiatives for the remainder of 2006. The text of the stockholder letter follows.


Dear Fellow Stockholders,

This past year was one of transformation for Neoprobe Corporation as we continued the process of redefining ourselves as a biomedical company with a broad product portfolio that includes not only medical devices, but also biomedical and therapeutic products that we believe have tremendous market potential. Our core gamma device business continued to perform well, and we made progress on a medical device revenue growth strategy centered on the potential of our blood flow measurement medical devices. In addition, we pursued other avenues for product development. Our initiatives yielded positive results in 2005 and set the stage for a very important year in 2006. While we continue our efforts to grow our medical device business, we believe our Lymphoseek(TM) and RIGScan(R) CR initiatives have the potential to enhance stockholder value far beyond what we might achieve with medical devices alone.

Our loss from operations for 2005 increased due to our investment in the development activities associated with our biomedical products. While the operating loss increased over the prior year, it emphasized some of the strengths of our current business model. Despite incurring significant development costs related to our biomedical initiatives that we believe will yield near-term rewards, we have been able to leverage on a successful gamma device business to cover our public company corporate overhead costs.

We continue to be the recognized market leader in gamma detection devices. In 2005, revenue from sales and service of our gamma devices increased by approximately 6%. In addition, the innovations that have been introduced to our gamma detection line improved the contribution from the sale and service of these products by nearly 7%, which is over and above the 34% improvement that was achieved in 2004. Also, we experienced modest improvement in product revenue from our blood flow measurement device line during 2005 with the introduction of the revamped Quantix/OR(TM) in the fourth quarter of 2005. You will recall that we made the conscious decision to temporarily pull back from the marketplace in late 2004 while our research personnel painstakingly worked to address the feedback we received following the initial thought leader introduction of this product in 2004. We believe our customers' fundamental blood flow measurement needs will be more than met in the refined devices we launched in 2005.

Our development expenses increased nearly 64% over the prior year. This increase is commensurate with our strategy to further the development of our radiopharmaceutical products while we continue to manage the costs related to our device research activities and to maintain our general and administrative overhead structure as best we can in an increasingly complex business environment for public companies. Our financial strength was maintained as we began 2006 with cash and securities of $6.5 million.

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In addition to the improvements in our gamma device business and the initial encouraging efforts to commercialize our blood flow measurement devices, we advanced the development of procedural or recurring revenue products, such as Lymphoseek and RIGScan CR, to complement our device product businesses. The following are some of the development milestones achieved in 2005 related to our biomedical initiatives:

   o Successful completion and submission to regulatory agencies of an extensive portfolio of non-clinical studies of Lymphoseek that had been requested by regulatory agencies. The studies did not reveal any toxicity issues associated with Lymphoseek, but have not, as yet, been fully reviewed by FDA.

   o Initiated discussions with the European centralized regulatory authority the European Medicines Agency (EMEA) for the clinical evaluation of Lymphoseek in the European Union under a Neoprobe sponsored submission.

   o Submission to FDA of a multi-center protocol for Lymphoseek and initiation of investigator activities at some of the leading cancer centers in the United States for the multi-center study.

   o  Issuance of Lymphoseek composition of matter patents in Europe.

   o Establishment with FDA of an investigational new drug (IND) for a second generation modified chimeric version of the RIGScan CR antibody.

   o Completion of final development work on software algorithm revisions and of development and commercial introduction for a flexible probe and vessel stabilizers for the Quantix/OR blood flow measurement system.

   o  Assessment of Cira Biosciences, Inc. (Cira Bio) activated cellular therapy
      (ACT) technology for the treatment of a variety of life-threatening diseases including cancer, viral and autoimmune diseases, which confirmed the viability of the cell expansion process, by a leading recognized technology assessment organization.

   o Completed transition of our quality management system to the new ISO 13485:2003 requirements for global regulatory compliance as well as ISO 9001:2000.

During 2005 we moved forward with our clinical development program for Lymphoseek, the first radiopharmaceutical specifically designed to target lymphatic tissue. In the first quarter of 2005, we announced that FDA had accepted our application to establish a corporate IND for Lymphoseek. With the transfer of the University of California San Diego (UCSD) physician IND to Neoprobe, we assumed full clinical and commercial responsibility for the development of Lymphoseek. Following the establishment of the corporate IND, Neoprobe's clinical and regulatory personnel began discussions with FDA regarding the clinical development program for Lymphoseek.

As a "first in class" drug, Neoprobe was advised that additional non-clinical studies needed to be completed before additional clinical testing of the drug could occur in humans. The non-clinical testing was successfully completed in the fourth quarter of 2005 and the reports were filed with FDA in December. The seven studies included repeat administrations of Lymphoseek at dosages significantly in excess of the anticipated clinical dosage. None of the non-clinical studies revealed any toxicity issues associated with the drug.

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In preparation for the commencement of the multi-center clinical study, Neoprobe engaged the services of a global clinical research organization (CRO) to oversee and monitor the conduct of the Phase II and Phase III clinical studies. Neoprobe and the CRO began working with some of the leading cancer treatment hospitals in the United States that Neoprobe had identified to participate in the clinical studies. We developed and are reviewing with the clinical sites and regulatory agencies the Phase II protocol, investigator's brochure and case report forms to obtain regulatory clearance and institutional clearance from the clinical sites to commence patient enrollment in the Phase II study. An investigator's meeting is planned with the Phase II clinical investigators at the upcoming Society of Surgical Oncology (SSO) meeting in March in preparation for the initiation of patient enrollment in the Phase II study. In addition, we plan to take the opportunity to use the SSO meeting as a venue to meet with potential investigators in the planned Phase III study of Lymphoseek to be initiated later in 2006.

Upon the submission of the IND and draft Phase II protocol, FDA advised Neoprobe that commercially produced Lymphoseek would need to be used in the Phase II clinical study, as opposed to using drug previously manufactured in laboratories at UCSD for the Phase II clinical study. Also, the regulatory agencies raised a number of Chemistry, Manufacturing and Control (CMC) questions regarding the drug compound and its complete characterization. Neoprobe began the transfer of bulk drug manufacturing to Reliable Biopharmaceutical early in 2005 and engaged Cardinal Health to develop and validate procedures and assays to establish commercial standards for the formulation, filling and lyophilization of the drug compound. Developing responses to FDA to their CMC questions proved to be more challenging than originally anticipated, but both Reliable and Cardinal are concluding their work and we believe we will be in a position to submit a CMC response to FDA in March 2006.

With the completion and acceptance by FDA of the Phase II protocol amendment, the non-clinical testing data and the CMC responses, we hope to begin patient enrollment in the Phase II trial in the second quarter and to be in a position to report preliminary results approximately ninety days after the commencement of patient enrollment. While preparing for the Phase II study, we began working with regulatory agencies in Europe to determine the pathway to seek marketing clearance for Lymphoseek in Europe. As a result of those discussions, it is our intention to pursue marketing clearance for Lymphoseek through the centralized authority the EMEA in London. We intend to review with the EMEA the Phase III protocol design that will be discussed with FDA with the intention of including European sites in the Phase III study. In addition, we have been discussing the evaluation of Lymphoseek in gastric cancers with researchers in Japan and we intend to provide commercial Lymphoseek kits to the investigators to assist in their evaluation. 2005 was an important and active year in the development of Lymphoseek and we believe that 2006 will provide tangible results from all of the efforts of our personnel, our collaborators and our suppliers.

While our development efforts were focused on Lymphoseek, we did not ignore activities associated with our other drug research program, RIGScan CR. We completed a submission concerning the design of a new Phase III clinical study to be conducted in patients with primary colorectal cancer. Our submission included a proposed clinical trial design with objectives to demonstrate prognostic/therapeutic endpoints for RIGScan CR. The clinical study includes both disease-free survival and long-term survival endpoints. FDA has invited Neoprobe to seek a special protocol assessment (SPA) of its RIGScan CR Phase III study. Neoprobe intends to seek the SPA review of the complete clinical package for RIGScan CR in the first half of 2006.

It is our intention to conduct the new Phase III evaluation of RIGScan CR with a modified version of the antibody. To that end, we have completed an IND submission to FDA of the modified version of the antibody including a final report for a Phase I study that was completed with the antibody. In addition, we have evaluated potential contract manufacturers for the production of the biologic and the radiolabeling of the drug.

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Over the past few years, we have made progress in advancing our RIGScan CR development program while incurring little in the way of research expenses. We believe there are development milestones that can be achieved prior to the need for significant capital investment in RIGScan CR such as preparing the request for a SPA and completing a final protocol review. However, we continue to believe it will be necessary for Neoprobe to identify a development partner or an alternative funding source in order to prepare for and to fund the pivotal clinical testing that will be necessary to gain marketing clearance for RIGScan CR. We have engaged in discussions with various parties regarding such a partnership. At the present time, while we have parties who have indicated an interest in entering into a development relationship, we do not believe these efforts will result in a definitive partnership until at least a positive SPA is obtained.

During 2005, we completed development activities for the Quantix/OR that involved an extensive revamping of the software algorithms and a complete redesign of the Quantix/OR probe to improve system performance and measurement accuracy and to enhance physician acceptance of the system. The initial response to the improvements, which were commercially introduced in the fourth quarter, has been positive. We have expanded our distribution network in Europe, Asia and South America. Customer orders have been received in all of these markets in late 2005 and the first quarter of 2006. We have also been working with distributors in the United States and have received our first customer orders. We continue to believe strongly in the blood flow market and believe the recently completed changes to our Quantix/OR system will lead to the successful commercial launch of the product in 2006.

Finally, development activities proceeded with Cira Bio, a Neoprobe subsidiary, to explore the development of patient specific activated cellular therapy approaches to a variety of diseases. Cira Bio engaged the Battelle Memorial Institute (Battelle) to complete a technology and manufacturing process assessment of the cellular therapy approach. Coupled with the encouraging initial clinical results from six Phase I studies, the work performed by Battelle, as set forth in their report, concluded that the ACT cell processing technology could be commercially feasible and reproducible with Cira Bio's implementation of process and procedure development recommendations. This assessment and development recommendations by Battelle confirmed our belief that the Cira Bio technology represented a unique opportunity in the "patient specific" medicine field. A scientific advisory group was formed and developed a clinical and regulatory approach for the oncology and viral disease applications of the Cira Bio technology. We are in the process of evaluating alternative methods of funding the development of the Cira Bio technology.

The business and financial opportunities for Neoprobe have improved significantly as a result of the activities outlined above. The commercial opportunities afforded by Lymphoseek will dramatically change the financial prospects for Neoprobe in the near-term. In addition, the potential of RIGScan CR and the Cira Bio technology may provide significant revenue opportunities to compliment our device and Lymphoseek businesses. All of our products are focused to fulfill our mission of meeting the medical needs of treating patients affected with life threatening diseases on a worldwide basis. With your continued assistance and support, as we will work to make Neoprobe an innovative biomedical company.

Sincerely


Dr. Julius R. Krevans, Chairman                David C. Bupp, President and CEO


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ABOUT NEOPROBE

Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome. Neoprobe currently markets the neo2000(R) line of gamma detection systems that are widely used by cancer surgeons and is commercializing the Quantix(R) line of blood flow measurement products. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek(TM) and RIGScan(R) CR. Neoprobe's subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe's strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. www.neoprobe.com

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company's plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company's products are forward-looking statements The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company's most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.